SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

WESTCOAST HOPSPITALITY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:	April 19, 2005
      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of WestCoast Hospitality Corporation at 9:00 a.m. on Thursday, May 19, 2005, at the Red Lion River Inn, North 700 Division, Spokane, Washington.
      The accompanying Notice of 2005 Annual Meeting of Shareholders and 2005 Proxy Statement describe the matters to be presented at the meeting.
      Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope as soon as possible.

Sincerely,

Donald K. Barbieri
Chairman of the Board

IMPORTANT
A Proxy Statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.
IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2005
To the Shareholders:
      The 2005 Annual Meeting of Shareholders of WestCoast Hospitality Corporation will be held at 9:00 a.m. on Thursday, May 19, 2005, at the Red Lion River Inn, North 700 Division, Spokane, Washington for the following purposes:

(1) To elect three directors to hold office until the expiration of their respective one- and three-year terms and until their respective successors are elected and qualified;

(2) To ratify the appointment of BDO Seidman, LLP as auditors for WestCoast Hospitality Corporation for 2005; and

(3) To transact such other business as may properly come before the meeting and any adjournments thereof.
      Nominees for directors are named in the enclosed Proxy Statement.
      March 31, 2005 has been set as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.
      ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. SHAREHOLDERS OF RECORD ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

By Order of the Board of Directors

Thomas L. McKeirnan
Senior Vice President, General Counsel and
Corporate Secretary
Spokane, Washington

April 19, 2005
The 2004 Annual Report of WestCoast Hospitality Corporation accompanies this
Proxy Statement.

WESTCOAST HOSPITALITY CORPORATION
2005 PROXY STATEMENT
General
      The enclosed proxy is solicited by WestCoast Hospitality Corporation, a Washington corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, May 19, 2005, at the Red Lion River Inn, 700 N. Division, Spokane, Washington, and at any adjournments thereof (the “Meeting”). Only holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 31, 2005 will be entitled to notice of and to vote at the Meeting. On that date, the Company had 13,086,176 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter that comes before the Meeting.
      The address of the Company’s principal executive offices is 201 West North River Drive, Suite 100, Spokane, Washington 99201.
      This Proxy Statement and the accompanying proxy are first being mailed to the Company’s shareholders on or about April 19, 2005.
Voting
      Under Washington law and the Company’s Articles of Incorporation and By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of holders of a majority of the outstanding shares of Common Stock constitutes a quorum for the transaction of business.
      Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) “FOR” the election of the three nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose; and (ii) “FOR” the ratification of the appointment of BDO Seidman, LLP as auditors for the Company for 2005.
      The three nominees for the Board of Directors who receive the greatest number of votes cast in the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast. Abstention from voting on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.
      Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers’ shares in the election of directors and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary votes its customers’ shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast. A non-vote on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.
      The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone and may also retain others on behalf of the Board of Directors to assist in the solicitation of proxies by mail, telephone, e-mail and personal interview.

The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company’s Common Stock.
Revocation
      Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.
PROPOSAL 1:
ELECTION OF DIRECTORS
      The By-Laws of the Company provide that there shall be no fewer than three and no more than thirteen members of the Board of Directors, as determined from time to time by the Board. The Board of Directors currently consists of seven members, divided into three classes with terms expiring as follows:
Class A (two positions with terms expiring in 2006):

Peter F. Stanton
*Stephen R. Blank
Class B (three positions with terms expiring in 2007):

Donald K. Barbieri
Ronald R. Taylor
Arthur M. Coffey
Class C (two positions expiring in 2005):

Richard L. Barbieri
Jon E. Eliassen
NOMINEES
      At the Meeting, two persons will be elected to fill the Class C positions for terms of three years, to hold office until the annual meeting of shareholders in the year their terms expire (2008) and until their respective successors have been elected and shall have qualified as provided by the By-laws. Richard L. Barbieri and Jon E. Eliassen are present directors of the Company and have been nominated to continue as directors to fill the two Class C positions.
      Stephen R. Blank, a director holding a Class A position with a term expiring in 2006, has notified the Board of Directors of his intention to resign effective upon the election of his replacement at the Meeting. At the Meeting, one person will be elected to fill the Class A position currently occupied by Mr. Blank for a term of one year, to hold office until the annual meeting of shareholders in the year the term expires (2006) and until the person’s successor has been elected and shall have qualified as provided by the By-laws. Ryland P. “Skip” Davis has been nominated by the Board of Directors to be elected as a director to fill this Class A position.

      * Mr. Blank has notified the Board of Directors of his intention to resign from the Board of Directors effective upon the election of his successor at the Meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
CLASS C (TERMS TO EXPIRE IN 2008)
      Richard L. Barbieri. Mr. Barbieri, age 62, has been a director since 1978. Mr. Barbieri is currently a business consultant. From 1994 until December 2003, he served as the Company’s full-time General Counsel, first as Vice President, then Senior Vice President and Executive Vice President. From 1978 to 1995, Mr. Barbieri served as legal counsel and Secretary, during which time he was first engaged in the private practice of law at Edwards and Barbieri, a Seattle law firm, and then at Riddell Williams P.S., a Seattle law firm, where he chaired the firm’s real estate practice group. Mr. Barbieri has also served as chairman of various committees of the Washington State Bar Association and the King County (Washington) Bar Association, and as a member of the governing board of the King County bar association. He also served as Vice Chairman of the Citizens’ Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is brother to Donald K. Barbieri and brother-in-law to David M. Bell, the Company’s Executive Vice President, Development.
      Jon E. Eliassen, age 58, has been a director since September 2003. Mr. Eliassen is currently President and CEO of the Spokane Area Economic Development Council. Mr. Eliassen retired in 2003 from his position as Senior Vice President and Chief Financial Officer of Avista Corp., a publicly-traded diversified utility. Mr. Eliassen spent 33 years at Avista, including the last 16 years as its Chief Financial Officer. While at Avista, Mr. Eliassen was an active participant in development of a number of successful subsidiary company operations including technology related startups Itron, Avista Labs and Avista Advantage. Mr. Eliassen serves on the Board of Directors of Itron Corporation and is the principal of Terrapin Capital Group, LLC. Mr. Eliassen’s corporate accomplishments are complemented by his extensive service to the community in roles which have included director and President of the Spokane Symphony Endowment Fund, director of The Heart Institute of Spokane, Washington State University Research Foundation, Washington Technology Center, Spokane Intercollegiate Research and Technology Institute and past director of numerous other organizations and energy industry associations.
CLASS A (TERM TO EXPIRE IN 2006)
      Ryland P. “Skip” Davis, age 64, has been Chief Executive Officer of Providence Health Care since 1998 and Chief Executive Officer of Sacred Heart Medical Center in Spokane since 1996. From 1993 to 1996, Mr. Davis was Senior Vice President for the Hunter Group, a hospital management firm specializing in interim healthcare management projects. From 1988 to 1993, he was Chairman and CEO of Synergos Neurological Centers, Inc., in Santa Ana and Sacramento, California. From 1987 to 1988, he was President of Diversified Health Group, Inc., of Sacramento. From 1982 to 1987, he worked for American Health Group International as President and CEO of Amerimed in Burbank, California, and as Executive Vice President of Operations. From 1981 to 1982, he worked for Hospital Affiliates International, as Group Vice President in Sacramento, and as CEO of Winona Memorial Hospital in Indianapolis, Indiana. From 1972 to 1975, he was Associate Administrator of San Jose Hospital and Health Care Center in San Jose, California and from 1968 to 1971, Assistant Administrator of Alta Bates Hospital in Berkeley, California. Mr. Davis is a Fellow of the American College of Health Care Executives and has published articles in “Modern Healthcare,” “Health Week,” and other business publications regarding healthcare issues and perspectives. Mr. Davis is currently on the Board and is Chair Elect of the Spokane Area Chamber of Commerce, on the Boy Scouts of America Inland Northwest Council Board, and a member of the Washington State University Advisory Council.
      Mr. Davis was recommended to the Board as a nominee for director by the Company’s Nominating and Corporate Governance Committee upon recommendation by one or more persons in the following categories: security holder and non-management director.
      The Board of Directors recommends a vote “FOR” the election of Richard L. Barbieri, Jon E. Eliassen and Ryland P. “Skip” Davis to the Company’s Board of Directors.

CONTINUING DIRECTORS — NOT STANDING FOR ELECTION THIS YEAR
CLASS B (TERM TO EXPIRE IN 2007)
      Donald K. Barbieri, age 59, has been a director since 1978 and Chairman of the Board since 1996. He is currently a community activist and real estate developer. He served as President and Chief Executive Officer from 1978 until April 2003. Mr. Barbieri joined the Company in 1969 and was responsible for its development activities in hotel, entertainment and real estate areas. Mr. Barbieri is currently a member of the Washington Economic Development Commission. Mr. Barbieri is a past Chair for the Spokane Regional Chamber of Commerce. Mr. Barbieri served as President of the Spokane Chapter of the Building Owners and Managers Association from 1974 to 1975 and served as President of the Spokane Regional Convention and Visitors Bureau from 1977 to 1979. He also served on the Washington Tourism Development Council from 1983 to 1985 and he has served on the Washington Economic Development Board. Mr. Barbieri chaired the State of Washington’s Quality of Life Task Force from 1985 to 1989. Mr. Barbieri is brother to director Richard L. Barbieri and brother-in-law to David M. Bell, the Company’s Executive Vice President, Development.
      Ronald R. Taylor, age 57, has been a director since April 1998. Mr. Taylor is President of Tamarack Bay, LLC, a private consulting firm and is currently a director of two other public companies, Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer) and ResMed, Inc. (a manufacturer of equipment relating to the management of sleep-disordered breathing). Mr. Taylor is also Chairman of the Board of three privately held companies. From 1998 to 2002, Mr. Taylor was a general partner of Enterprise Partners, a venture capital firm. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was Chairman, President and Chief Executive Officer of Pyxis Corporation (a health care service provider), which he founded in 1987. Prior to founding Pyxis, he was an executive with both Allergan Pharmaceuticals and Hybritech, Inc.
      Arthur M. Coffey, age 49, has been a director since 1990 and has served as President and Chief Executive Officer since April 2003. He served as Executive Vice President, Chief Financial Officer from June 1997 until April 2003 and as Chief Operating Officer from 1990 to June 1997. Mr. Coffey has been employed by the Company since 1981 and in the hotel business since 1971. Mr. Coffey is currently a director of the Association of Washington Business, and previously served as a trustee of the Spokane Area Chamber of Commerce, a director of the Washington State Hotel Association from 1996 to 1997, a director of the Spokane Regional Convention and Visitors Bureau from 1982 to 1985 and President of the Spokane Hotel Association from 1989 to 1990.
CLASS A (TERM TO EXPIRE IN 2006)
      Peter F. Stanton, age 48, has been a director since April 1998. Mr. Stanton has served as the Chief Executive Officer of Washington Trust Bank since 1993 and its Chairman since 1997. Mr. Stanton previously served as President of Washington Trust Bank from 1990 to 2000. Mr. Stanton is also Chief Executive Officer, President and a director of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous civic boards, Mr. Stanton was President of the Washington Bankers Association from 1995 to 1996 and served as Washington state chairman of the American Bankers Association in 1997 and 1998.
Director Independence
      The Board has determined that each of the following four members of the Board is “independent” within the meaning of applicable listing standards of the New York Stock Exchange (the “NYSE”): Stephen R. Blank, Jon E. Eliassen, Peter F. Stanton and Ronald R. Taylor. Under the NYSE listing standards, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The NYSE listing standards permit the Board to adopt categorical standards to assist it in making determinations of independence. The Board has adopted such standards, which are set forth in the Company’s Amended and Restated Corporate Governance Guidelines, a copy of which is attached to this Proxy Statement as Appendix A. The Board has made an affirmative determination that each of the four directors named above satisfies these categorical standards. The Board has also made an affirmative determination that director nominee Ryland P. “Skip” Davis also satisfies these categorical standards.
Executive Sessions of the Board
      Following regularly scheduled meetings of the Board, the non-management directors, which consist of the independent directors identified above and Messrs. Donald K. and Richard L. Barbieri, generally meet in executive session without Mr. Coffey or other members of management. Donald K. Barbieri, as Chairman of the Board, serves as the presiding director for these executive sessions. Interested parties may contact the Chairman of the Board at chairman@westcoasthotels.com.
      At least once each year, the independent directors meet in executive session without any of the non-independent directors or members of management present. Communications to the independent directors may be addressed to WestCoast Independent Directors, c/o Corporate Secretary, WestCoast Hospitality Corporation, 201 West North River Drive, Suite 100, Spokane, WA 99201. The Corporate Secretary will forward all such comments to each of the independent directors.
Meetings of the Board of Directors
      The Board of Directors met seven times in 2004. Incumbent director Arthur M. Coffey attended five (71%) of the meetings. The two meetings he missed were during his recuperation from injuries suffered in an accident in early 2004. All other directors attended at least 75% of the meetings of the Board of Directors and its committees on which they serve.
      The Company encourages all of its directors to attend each annual meeting of shareholders. All of the Company’s directors attended the Company’s 2004 annual meeting of shareholders.
Committees of the Board of Directors
      The Company has established standing audit, compensation and nominating and corporate governance committees, each of which is composed solely of independent directors. The functions performed by these committees are summarized below:
      Audit Committee. The Audit Committee engages the Company’s independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent auditors, reviews the Company’s financial statements, reviews the Company’s compliance with laws and regulations, receives and reviews complaints relating to accounting or auditing matters, and considers the adequacy of the Company’s internal accounting controls. The members of the Audit Committee are Peter F. Stanton, Chairman, Ronald R. Taylor and Jon E. Eliassen. The Audit Committee met seven times during 2004. The written charter for the Audit Committee can be found in the Investor Relations section of the Company’s website at www.westcoasthotels.com.
      Compensation Committee. The Compensation Committee discharges the responsibilities of the Board relating to compensation and evaluation of the Company’s Chief Executive Officer and other executive officers, recommends to the Board the compensation of Board members, oversees the administration of the Company’s 1998 Stock Incentive Plan and produces an annual report on executive compensation for inclusion in the Company’s annual proxy statement. The members of the Compensation Committee are Ronald R. Taylor, Chairman, Stephen R. Blank and Jon E. Eliassen. The Compensation Committee met three times in 2004. The Board of Directors has adopted a written charter for the Compensation Committee. It can be found in the Investor Relations section of the Company’s website at www.westcoasthotels.com.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board for selection or nomination those individuals qualified to become members of the Board under the criteria established by the Corporate Governance Guidelines of the Company, periodically reviewing and making recommendations to the Board with regard to size and composition of the Board and its committees, recommending and periodically reviewing for adoption and modification by the Board the Corporate Governance Guidelines of the Company

and overseeing the evaluation of the Board and management. The members of the Nominating and Corporate Governance Committee are Jon E. Eliassen, Chairman, Stephen R. Blank, Ronald R. Taylor and Peter F. Stanton. The Nominating and Corporate Governance Committee met three times in 2004. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. It can be found in the Investor Relations section of the Company’s website at www.westcoasthotels.com.
      Directors may be nominated by the Board of Directors or by shareholders in accordance with the By-Laws of the Company. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board of Directors, including those recommended by shareholders, in accordance with its charter, the By-Laws of the Company and the guidelines set forth in the Company’s Amended and Restated Corporate Governance Guidelines. The committee will review age (a minimum age of 21 is prescribed for directors under the By-Laws), desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.
      While the committee is authorized to retain a third party to assist in the nomination process, the Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.
      A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Section 3.3 of the Company’s By-Laws. Any shareholder of record who wishes to submit a nomination should review the By-Law requirements on nominations by shareholders, which are included in the excerpt from the By-Laws attached as Appendix B to this Proxy Statement. Any nomination should be sent to the WestCoast Hospitality Corporation Board of Directors — Nominating and Corporate Governance Committee, c/o Corporate Secretary, WestCoast Hospitality Corporation, 201 West North River Drive, Suite 100, Spokane, WA 99201. Any recommendations from shareholders regarding director nominees should be sent to the Nominating and Corporate Governance Committee in care of the Corporate Secretary of the Company at the same address.
Communications with the Company’s Board of Directors
      The Company takes actions to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. The Company believes shareholder communications have been excellent. In the Amended and Restated Corporate Governance Guidelines, which are published on the Company’s website and attached as Appendix A to this Proxy Statement, the Company provides an e-mail address for contacting the Chairman of the Board of Directors (chairman@westcoasthotels.com). Shareholders may also communicate with directors by directing written communications to WestCoast Hospitality Corporation Board of Directors or individual directors, as applicable, c/o Corporate Secretary, WestCoast Hospitality Corporation, 201 West North River Drive, Suite 100, Spokane, WA 99201.
Audit Committee Financial Experts
      The Board of Directors has determined that each member of the Audit Committee is financially literate under the current listing standards of the NYSE. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. The audit committee financial experts are Peter F. Stanton, Ronald R. Taylor and Jon E. Eliassen. All members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the NYSE listing standards, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.
      The committee reviewed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor the independent auditor’s independence.
      In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO Seidman, LLP as the Company’s independent auditor for 2005.

Respectfully submitted,

Peter F. Stanton, Audit Committee Chair
Ronald R. Taylor, Audit Committee Member
Jon E. Eliassen, Audit Committee Member

April 19, 2005
CODE OF ETHICS
      The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The Company has made the code available on its website at http://www.westcoasthotels.com.
COMPENSATION OF DIRECTORS
      Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee thereof. The Company currently pays each of its non-employee directors, with the exception of the Chairman of the Board, an annual fee equal $25,000. The annual fee for the Chairman of the Board is $50,000. In addition to the annual fee, the Company also provides office space to the Chairman as part of his compensation. During 2004 the cost of that office space to the Company was $6,001. The Board has recently approved changes in director compensation that will take effect immediately after the Meeting. At that time, non-management directors will begin to receive an annual fee equal to $30,000. The annual fee for the Chairman of the Board will be $60,000, and the Company will continue to provide office space to him. In addition, the chair of the Audit Committee will receive an additional annual fee of $10,000, and the chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual fee of $5,000. Non-chair members of the Audit Committee shall receive an additional $5,000 annual fee. All annual fees described above are payable to directors in quarterly installments. In addition to annual fees, each non-employee director will receive at or following the Meeting a one-time grant of restricted stock of the Company valued at $20,000, as will subsequent new non-employee directors after their election by shareholders. Thereafter, at or following each subsequent annual meeting of shareholders, each non-employee director will receive a grant of restricted stock of the Company valued at $12,000. In addition to the annual fees and stock grants, it is the Company’s policy to reimburse directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors and its committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of the Common Stock as of March 15, 2005, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee, (iii) each named executive officer and (iv) all directors and executive officers as a group.

	Number of
	Shares	Percentage of
Beneficial Owner	Owned(1)	Common Stock(1)

DKB and HHB Unity Trust (2)	887,366	6.8%
201 W. North River Dr., Ste. 360
Spokane, Washington 99201
Beneficial ownership of this trust’s shares is required to be duplicated in the share counts shown below for each of Donald K. and Heather H. Barbieri
Donald K. Barbieri(3)	2,113,098	16.2%
201 W. North River Dr., Ste. 360 Spokane, Washington 99201 Share count for Mr. Barbieri includes all of the shares already shown above as owned by the DKB and HHB Unity Trust
Heather H. Barbieri(3)(4)	1,977,010	15.1%
201 W. North River Dr., Ste. 100 Spokane, Washington 99201 Share count for Ms. Barbieri includes all of the shares already shown above as owned by the DKB and HHB Unity Trust
WM Advisors, Inc.(5)	1,429,345	10.9%
1201 Third Avenue, 22nd Floor Seattle, Washington 98101
Wellington Management Company, LLP(6)	1,344,100	10.3%
75 State Street, Boston, Massachusetts 02109
Wells Fargo & Company(7)	965,400	7.4%
420 Montgomery Street San Francisco, California 94104
Dimensional Fund Advisors Inc.(8)	935,500	7.2%
1299 Ocean Ave., 11th Floor, Santa Monica, California 90401
David M. Bell(9)	577,397	4.4%
Richard L. Barbieri	523,577	4.0%
Arthur M. Coffey(10)	57,419	*
Ronald R. Taylor(11)	30,927	*
Peter F. Stanton(12)	15,927	*
Stephen R. Blank(13)	13,636	*
John M. Taffin	4,454	*
Anupam Narayan	3,707	*
Thomas L. McKeirnan	3,235	*
Jon E. Eliassen	3,000	*
Peter P. Hausback(14)	322	*
Ryland P. “Skip” Davis	—	*
All directors and executive officers as a group (11 persons)(15)	3,346,377	25.6%

*	Represents less than 1% of Common Stock outstanding.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of shares of Common Stock if such person or group has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	These shares are also included in the number of shares beneficially owned by Donald K. Barbieri and Heather H. Barbieri. Mr. Barbieri and Ms. Barbieri disclaim beneficial ownership of these shares.

(3)	Includes shares of Common Stock held by the named beneficial owner and the DKB & HHB Unity Trust, an irrevocable trust. Donald K. Barbieri and Heather H. Barbieri are co-trustees of this trust, share voting power over its shares of Common Stock, and otherwise disclaim beneficial ownership of such shares.

(4)	Includes 1,875 shares subject to options that are exercisable within 60 days of March 15, 2005.

(5)	Reported ownership for this entry is based solely on the Schedule 13G filed on April 1, 2005 for this owner.

(6)	Reported ownership for this entry is based solely on the Schedule 13G filed on November 10, 2004 for this owner.

(7)	Reported ownership for this entry is based solely on the Schedule 13G filed on January 21, 2005 for this owner.

(8)	Reported ownership for this entry is based solely on the Schedule 13G filed on February 9, 2005 for this owner.

(9)	Includes 26,625 shares subject to options that are exercisable within 60 days of March 15, 2005.

(10)	Includes 31,681 shares subject to options that are exercisable within 60 days of March 15, 2005.

(11)	Includes 10,400 shares subject to options that are exercisable within 60 days of March 15, 2005.

(12)	Includes 10,400 shares subject to options that are exercisable within 60 days of March 15, 2005.

(13)	Includes 10,400 shares subject to options that are exercisable within 60 days of March 15, 2005.

(14)	Reported ownership for Mr. Hausback is based solely on records of shares held in the Company’s 401(k) plan. Mr. Hausback is a former executive officer who left the Company in January 2005.

(15)	Includes 91,381 Need to recalculate to exclude unvested restricted shares of Anupam.shares subject to options that are exercisable within 60 days of March 15, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based on the Company’s review of Forms 3, 4 and 5 and any amendments thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations by the Company’s officers and directors regarding compliance with applicable filing requirements, the Company believes that all filing requirements under Section 16 applicable to its officers, directors and greater than ten percent shareholders were complied with in 2004, with the following exceptions: a Form 4 for Anthony F. Dombrowik was filed one day late due to administrative oversight; a Form 4 for Richard L. Barbieri was filed late due to an unanticipated automatic sale by the trustee of 1,353 shares of Common Stock held for the benefit of Mr. Barbieri in the Company’s 401(k) plan in connection with the plan’s rollover policies.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company has periodically entered into agreements with Inland Northwest Corporation (“INC”) and Huckleberry Bay Company (“HBC”) (former subsidiaries of the Company that were spun off to shareholders prior to its initial public offering) to provide development, accounting and other administrative services to INC and HBC in exchange for fees and costs incurred by the Company in connection with providing such services. The agreements are subject to termination annually. During 2004 the Company recorded fees and other income from the INC and HBC agreements in the amount of $130,000. Officers, directors and shareholders of the Company hold approximate ownership interests in HBC as follows: Donald K. Barbieri, 19%; Heather H. Barbieri, 19%; DKB and HHB Unity Trust, 14%; Richard L. Barbieri, 8%; and David M. Bell, 8%. In addition, Donald K. Barbieri, Richard L. Barbieri and Arthur M. Coffey serve as board members of INC.
      The Company also purchased product for use in its hotels and restaurants from Inland Northwest Dairies, a subsidiary of INC, totaling approximately $200,000 for the year ended December 31, 2004.
      With respect to any material transaction (or series of related transactions) between the Company and a related party, it is the policy of the Company that such transaction be approved by a majority of the Company’s non-conflicted directors upon such directors’ determination that the terms of the transaction are no less favorable to the Company than those that could be obtained from an unrelated third party.

EXECUTIVE COMPENSATION
      The following table discloses compensation received by the Company’s named executive officers for services rendered to the Company for the three Need to fix formatting!years ended December 31, 2004.
Summary Compensation Table

						Long-Term Compensation
		Annual Compensation
						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Compensation($)		Awards($)		Options(#)	Compensation($)(2)

Arthur M. Coffey	2004	294,694	48,750	—		—		250,000	4,550
President, Chief	2003	261,134	—	—		—		27,757	—
Executive Officer	2002	199,261	21,315	—		—	(4)	—	3,850
and Director
Anupam Narayan(3)	2004	17,308	18,683	—		74,733	(5)	80,000	—
Executive Vice	2003	—	—	—		—		—	—
President, Chief	2002	—	—	—		—		—	—
Investment Officer
and Chief Financial Officer
John M. Taffin	2004	163,385	22,574	19,183	(6)	—		65,000	2,484
Executive Vice	2003	48,615	—	9,556	(6)	—		14,060	—
President, Hotel	2002	78,246	—	—		—	(7)	—	—
Operations
David M. Bell	2004	144,471	13,491	—		—		35,000	3,152
Executive Vice	2003	137,179	—	—		—		22,726	3,361
President,	2002	134,896	22,852	—		—		—	3,707
Development
Thomas L. McKeirnan	2004	134,695	7,950	—		—		25,000	2,049
Senior Vice	2003	59,615	—	—		—		10,451	—
President, General	2002	—	—	—		—		—	—
Counsel and Corporate Secretary
Peter P. Hausback(3)	2004	137,618	17,550	—		—		—	2,328
Former Vice	2003	122,019	—	—		—		11,288	1,849
President, Chief	2002	26,654	1,309	—		—		—	—
Financial Officer

(1)	Awards of bonuses to executive officers are made by the Compensation Committee.

(2)	Represents matching contributions made by the Company for the named executive officers under the Company’s 401(k) Savings Plan.

(3)	Mr. Narayan joined the Company on November 22, 2004. Mr. Hausback joined the Company on September 5, 2002 and was appointed Vice PresidentChief Financial Officer on March 30, 2003. Mr. Hausback left the Company on January 15, 2005.

(4)	A prior award of 3,000 restricted shares held by Mr. Coffey vested in 2002. These shares were repurchased by the Company in 2002 for $21,870.

(5)	Represents 14,828 restricted shares of Common Stock granted November 22, 2004. The stock vests on each anniversary date of the grant for the next four years. The value of the shares on December 31, 2004 was $90,451.

(6)	Represents relocation costs paid by the Company.

(7)	A prior award of 2,000 restricted shares held by Mr. Taffin vested in 2002. These shares were repurchased by the Company in 2002 for $14,850.

Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
Individual Grants					Option Term

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to
	Options	Employees	Exercise	Expiration
Name	Granted(#)(1)	in 2004	Price($)	Date	5%($)	10%($)

Arthur M. Coffey	250,000	50.4%	5.10	11/19/2014	801,841	2,032,022
Anupam Narayan	80,000	16.1%	5.10	11/22/2014	253,570	642,597
David M. Bell	35,000	7.1%	5.10	11/19/2014	112,258	284,483
John M. Taffin	65,000	13.1%	5.10	11/19/2014	208,479	528,326
Thomas L. McKeirnan	25,000	5.0%	5.10	11/19/2014	80,184	203,202
Peter P. Hausback	—	0.0%	—	—	—	—

(1)	Mr. Narayan’s options were granted on November 22, 2004. The options for the other named executive officers were granted on November 19, 2004. Each option will vest as to 50% of the underlying shares on the fourth anniversary of the date of grant and as to the remaining shares on the fifth anniversary of the date of grant. Each option may vest earlier (a) as to 25% of the shares if, during the period from the second anniversary to the fourth anniversary of the date of grant, the closing price of the Common Stock is at least $10.20 per share for 60 consecutive trading days, and (b) as to an additional 25% of the shares if during that period the closing price of the Common Stock is at least $15.30 per share for 60 consecutive trading days. The exercise price of all of these options was not less than the fair market value of the Common Stock on the date of grant.
Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Value

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at Fiscal		In-The-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur M. Coffey	—	—	31,681	282,510	17,486	256,452
Anupam Narayan	—	—	—	80,000	—	80,000
David M. Bell	—	—	26,250	54,831	14,317	40,095
John M. Taffin	—	—	—	79,060	—	70,765
Thomas L. McKeirnan	—	—	—	35,451	—	26,254
Peter P. Hausback	—	—	—	11,288	—	1,355

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The purposes of the Compensation Committee, which consists of independent directors, are to discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers, to recommend to the Board the compensation of Board members, to oversee the administration of the Company’s 1998 Stock Incentive Plan and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission and the NYSE and any other applicable rules and regulations. The committee implements and endorses the goals of the Company’s executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company’s long-term success, (ii) to reward performance in attaining business objectives and maximizing shareholder value and (iii) to encourage Company stock ownership, which is monitored by the committee on an ongoing basis.
      During 2004, the committee’s compensation policies with regard to the Company’s executive officers were as follows: (1) the base 2003 salaries of the executive officers were increased as reflected in the summary compensation table (the committee annually reviews current economic trends in its evaluation of the appropriate compensation package for all executive officers); (2) the committee established a target incentive bonus for the year based on a target bonus of 30% of 2004 base salary upon achieving earnings per share, divisional performance and individual goals.
      The CEO’s compensation was set after conducting a compensation survey of at least twenty publicly-traded peer companies. After analyzing base plus bonus compensation levels for the chief executive officers of such companies, the CEO’s relevant experience level and years of service, and the committee’s expectations with respect to Company knowledge and leadership skills, the committee set the CEO’s base salary for 2004 at $295,000.

Respectfully submitted,

Ronald R. Taylor, Chairman
Jon E. Eliassen
Stephen R. Blank

April 19, 2005

EMPLOYMENT CONTRACTS, TERM OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS
      The Company has written employment agreements with Arthur M. Coffey, Anupam Narayan, David M. Bell and Thomas L. McKeirnan, which provide for 2005 base salaries of $325,000, $225,000, $155,000 and $145,000, respectively, subject in each case to periodic increases. John M. Taffin is an employee at will and his 2005 base salary is $178,500. These executive officers are also eligible to receive annual bonuses under the Company’s Executive Officers Variable Pay Plan (the “Plan”). The maximum bonuses available under the Plan for 2005, measured as a percentage of base salary, are 100% for Mr. Coffey, 57% for Mr. Narayan, 50% for Mr. Bell, 50% for Mr. Taffin and 36% for Mr. McKeirnan.
      The written employment agreements with the executive officers provide as follows:

•	Each executive will serve in his current position through December 31, 2005 (December 31, 2006, in the case of Mr. Narayan), unless his agreement terminates earlier in accordance with its terms. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days’ notice (a “Non-renewal Notice”) prior to the end of the initial or any renewal period.

•	In the case of Mr. Narayan, the Company must provide him each year with a bonus opportunity equal to 40% of his base salary.

•	If the Company delivers a Non-Renewal Notice to an executive or terminates his agreement without cause, or if an executive terminates his agreement for good reason (as defined in the agreement), the executive will receive a severance payment equal to two times his compensation in the prior year, plus a continuation of all life and health insurance benefits for a two-year period (in the case of Mr. McKeirnan, the severance payment will be equal to six months of his base salary and he will not be entitled to any continuation of benefits).

•	In the case of Mr. Coffey and Mr. Bell, the executive may terminate his agreement within six months following a change of control of the Company (as defined in the agreement), in which case Mr. Coffey will receive a severance payment equal to two times his compensation for the prior year, plus a continuation of all life and health insurance benefits for a two-year period. Mr. Bell will receive a severance payment equal to three times his compensation for the prior year, plus a continuation of all life and health insurance benefits for a three year period.

•	If the Company delivers a Non-Renewal Notice to an executive or terminates his agreement without cause, or if an executive terminates his agreement for good reason (or, in the case of Mr. Coffey and Mr. Bell, within six months following a change of control), then any stock options held by the executive shall immediately vest and be exercisable, any stock granted to the executive shall immediately vest, and all Company imposed restrictions on restricted stock issued to the executive shall terminate. In the case of Mr. Bell, the Company has also agreed to reimburse the executive for any federal, state or local excise taxes (“Excise Tax”), and any additional taxes to which he may be subject, on any payments to him from the Company as a result of accelerated vesting of his options, up to a maximum reimbursement equal to two times the amount of such Excise Tax.

STOCK PRICE PERFORMANCE
      The following graph depicts the Company’s Common Stock price performance relative to the performance of the Russell 2000 Composite Index and the Standard & Poor’s 500 Hotels, Resorts & Cruise Lines Index.
      The graph above assumes an investment of $100 in the Company’s Common Stock, the Russell 2000 Composite Index, and the Standard & Poor’s 500 Hotels, Resorts & Cruise Lines Index, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. The Company’s Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS
      The Board of Directors recommends a vote “FOR” the ratification of the appointment of BDO Seidman, LLP as auditors for the Company for 2005.
      The firm of BDO Seidman, LLP, independent auditors, has examined the financial statements of the Company for the three years ended December 31, 2004, and has been appointed by the Audit Committee to serve as the Company’s auditors for 2005. Representatives of the firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders. Unless instructed to the contrary, the proxy solicited hereby will be voted for the ratification of the appointment of BDO Seidman, LLP as auditors for the Company for 2005.
      In the event that the ratification of the appointment of auditors is not made by a majority of the shares cast on this proposal, the selection of other auditors will be considered by the Board of Directors.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
      The audit fees incurred for professional services by BDO Seidman, LLP for 2004 were $255,877, including fees for the annual audit of the 2004 financial statements and quarterly reviews, $63,000 of fees for the audit of certain hotel properties, and $33,877 of fees for consents and the services performed in connection with the Company’s prospectus filed on Form S-1/ A during the first quarter of 2004. The fees for the S-1 cannot have been only $6,377.
      The audit fees incurred for professional services by BDO Seidman, LLP for 2003 were $211,123, including fees for the annual audit of the 2003 financial statements and quarterly reviews and fees of $63,623 for consents and the services performed in connection with the Company’s prospectus filed on Forms S-1 and S-1/ A during the fourth quarter of 2003.
Audit Related Fees
      The fees billed for professional services by BDO Seidman, LLP for audit related fees for 2004 were $22,250. Services covered included audit and attest services required by agreement on entities we consolidate, but not required by statute or a regulatory body. It also included certain advice and accounting research.
      The fees billed for professional services by BDO Seidman, LLP for audit related fees for 2003 were $14,950. Services covered included audit and attest services required by agreement on entities we consolidate, but not required by statute or a regulatory body. It also included certain advice and accounting research.
Tax Fees
      The fees billed by BDO Seidman, LLP for tax related services for 2004 were $95,350. Services covered an IRS exam, tax returns, year-end tax planning and tax advice.
      The fees billed by BDO Seidman, LLP for tax related services for 2003 were $86,900. Services covered an IRS exam, tax returns and year end tax planning.
Other Fees
      There were no other fees billed by BDO Seidman, LLP for any other professional services rendered to the Company during 2004 or 2003.
      During 2003 and 2004, BDO Seidman, LLP did not provide the Company any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.
Pre-Approval Policies and Procedures
      The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The committee has adopted a policy that requires advance approval of audit, audit-related, tax, and other services (“audit and non-audit services”) performed by the independent auditor.
      The committee has delegated to its chairman authority to approve permitted services provided that the chairman reports any decisions to the committee at its next regularly scheduled meeting. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the committee or chairman is requested. The committee or chairman reviews these requests and advises management if the engagement services of the independent auditor are approved. On a periodic basis, management reports to the committee actual spending for audit and non-audit services compared to approved amounts
Auditor Independence
      The Audit Committee has considered whether the other professional services provided by BDO Seidman, LLP are compatible with maintaining its independence.
OTHER MATTERS
      Management is not aware at this time that any other matters are to be presented for action at the Meeting. The enclosed proxy confers upon the persons designated to vote the shares represented thereby authority to vote such shares in their discretion with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any shareholder proposal omitted from the Proxy Statement and form of proxy pursuant to the rules of the Securities and Exchange Commission. At the time this Proxy Statement went to press, management was not aware of any other matter that may properly be presented for action at the Meeting.
PROPOSALS OF SHAREHOLDERS
      Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for the Company’s 2006 Annual Meeting of Shareholders must be received by the Company on or prior to December 20, 2005.
      A shareholder of record, who intends to submit a proposal at the 2006 Annual Meeting of Shareholders that is not eligible for inclusion in the Proxy Statement or proxy, or who intends to submit one or more nominations for directors at the meeting, must provide prior written notice to the Company. Written notice of any such proposal or nominations should be addressed to the Corporate Secretary and received at the Company’s principal executive offices not later than December 20, 2005. The written notice must satisfy certain requirements specified in the Company’s By-laws, which are included in the excerpt from the By-Laws attached as Appendix B to this Proxy Statement. A complete copy of the Company’s By-laws will be sent to any shareholder upon written request to the Company’s Corporate Secretary.
ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K
      A copy of the Company’s 2004 Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling Julie Langenheim, 201 West North River Drive, Suite 100, Spokane, Washington 99201, (509) 459-6100.

By Order of the Board of Directors

Thomas L. McKeirnan
Senior Vice President, General Counsel
and Corporate Secretary
Spokane, Washington

April 19, 2005

APPENDIX A
AMENDED AND RESTATED CORPORATE GOVERNANCE GUIDELINES
(March 16, 2005)
      The Board of Directors (the “Board”) of WestCoast Hospitality Corporation (the “Company”) has adopted the following corporate governance principles (the “Guidelines”) to assist the Board and its committees in performing their respective duties in compliance with applicable requirements. The Board shall review and, if appropriate in connection with updated requirements or changes in the corporate governance environment, revise these Guidelines from time to time.
Director Responsibilities
      The members of the Board have the responsibility to:
      1. Represent the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value.
      2. Select and annually evaluate a the Chief Executive Officer of the Company (“CEO”) and select and annually evaluate any member of senior management other than the CEO

a) who is an “officer” within the meaning of Section 16 of the 1934 Act or an “executive officer” for purposes of Item 401(b) of Regulation S-K;

b) whose compensation is required to be reported in the Company’s annual report or proxy statement; or

c) who is designated by the CEO as the head of a division of the Company.
      The Board has delegated to its Compensation Committee such responsibilities to annually evaluate such members of senior management.
      3. Oversee the CEO and interact with appropriate members of senior management with respect to key aspects of the business, including strategic planning, management development and succession, operating performance and shareholder returns.
      4. Provide general advice and counsel to the CEO and appropriate members of senior management.
      5. Adopt and oversee compliance in coordination with the Audit Committee of the Company’s Code of Business Conduct and Ethics, and promptly disclose as required by SEC rules any waivers of the Code of Business Conduct and Ethics for the Company’s directors or executive officers.
      6. Select annually, as soon as is practical following the annual meeting of shareholders of the Company, a Chairman of the Board who shall be a director who is not an officer of the Company (as that term is defined in Rule 16a-1(f) of the Securities Act of 1933 (“Non Management Director”).
      7. Hold executive sessions of all Non-Management Directors following each regularly scheduled meeting of the Board. The Chairman of the Board will chair such meetings (the “Chairman”). Interested parties may communicate directly with the Chairman by e-mail addressed to chairman@westcoasthotels.com or by correspondence addressed to Chairman, WestCoast Hospitality Corporation, 201 W. North River Drive, Suite 100, Spokane, WA 99201.
      8. Formally evaluate the performance of the CEO each year in at least one Non-Management Director executive session.
      9. Hold each year at least one executive session of Independent Directors (as that term is defined in paragraph 4 of the following section).
      10. Directors should make every effort to attend Board meetings and meetings of Committees on which they serve. Meeting materials should be reviewed in advance. In order to allow Directors to fulfill their responsibilities, the date, time, place and expected duration of each meeting will be established by action of the members at the prior meeting or by notice as provided in the Bylaws. Any notices of meetings or reminders of meeting times may be made by e-mail, and shall include information regarding any alternative teleconference link for participation in such meeting. All notices of all committee meetings will go to all directors, whether or not they are members of that committee.

11. In discharging the duties of a director, including duties as a committee member, a director shall act: (1) in good faith; (2) with the same care an ordinary prudent person in a like position would exercise under similar circumstances and (3) in a manner he or she believes to be in the best interests of the Company.
Director Qualification Standards
      1. The Nominating and Corporate Governance Committee is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders.
      2. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.
      3. Independent Directors must comprise a majority of the Board.
      4. A director will not be an “Independent Director” if any of the following situations set forth in the following categories apply:

(a) the director has been an employee of the Company, or any of its consolidated subsidiaries, during the last three years, or the director has an Immediate Family Member(1) who is, or who has been during the last 3 years, an executive officer of the Company;

(b) the director or the director’s Immediate Family Member has received more than $100,000 per year in direct compensation from the Company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;

(c) (i) the director is a current partner of a firm that is the Company’s independent auditor, (ii) the director is a current employee of such a firm, (iii) the director has an Immediate Family Member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an Immediate Family Member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(d) the director or the director’s Immediate Family Member is, or during the last three years, has been, part of an interlocking directorate in which a current executive officer of the Company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employed the director (or any of his or her Immediate Family Members) as an executive officer;

(e) the director is a current employee, or the director’s Immediate Family member is a current executive officer of a company that makes payments (exclusive of charitable contributions) to, or

1 An “Immediate Family Member” is limited to a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in- law, brothers and sisters-in-law and anyone (other than a domestic employee) who shares the director’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration with respect to the determination of a director’s independence.

receives payments (exclusive of charitable contributions) from, the Company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company;

(f) the director has a material relationship with the Company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company, or any of its consolidated subsidiaries. For this purpose, “material relationship” is defined as one in which the person, or an entity of which the director (or the director’s Immediate Family Member) is an employee, makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues.
      5. In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a) A member of the Audit Committee may not receive consulting, advisory or other compensatory fees from the Company, or any of its consolidated subsidiaries, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board (compensatory fees do not include the receipt of fixed amounts under a retirement plan (including deferred compensation) for prior service with the Company or any of its consolidated subsidiaries, provided that such compensation is not contingent in any way on continued service).

(b) No member of the Audit Committee may be an “affiliated person” of the Company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.
      6. The number of boards on which a director may sit may be reviewed on a case-by-case basis by the Board.
      7. The Board has not established term limits for directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing the Company to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations, thereby increasing their contributions to the Company. However, in order to promote both continuity and turnover, and to further the expectation that Board members will be very actively involved in both the affairs of the Company and the communities which the Company serves, the Board will normally not nominate a person who would be serving on the Board after the age of 75.
      8. Each director shall be obligated to notify the Chairman of the Board of the Company promptly upon learning of any fact which causes such director not to be considered an Independent Director, as set forth in paragraph 4 above, or if any entity of which such director is an officer or director becomes a competitor of the Company. The Nominating and Corporate Governance Committee shall review the situation and make a prompt recommendation to the Board.
Board Committees
      1. The Board shall at all times have a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee, each comprised solely of Independent Directors. Each committee will have its own charter.
      2. The Board shall evaluate and determine the circumstances under which to form new Committees.
      3. All Directors are invited to attend, in person or by teleconference, all committee meetings, with the sole exception of when such attendance is specifically prohibited by applicable law or regulation. Board members in attendance at committees of which they are not a member shall not vote on committee proceedings and the chairs of such committees are authorized to limit discussion by or exclude non-committee members to the extent the chair determines in his or her discretion that such limitation or exclusion is necessary or appropriate to accomplish committee business. It is expected that such a determination would happen rarely, if at all. The minutes of committee meetings shall specifically describe any such determination by a committee chair.
Director Compensation
      1. Non-Management Directors shall receive reasonable compensation and benefits for their services, as may be determined from time to time by the Board upon recommendation of the Compensation Committee. Compensation and benefits for Non-Management Directors shall be consistent with the market practices of other similarly situated companies but shall not be at a level or in a form that would call into question the Board’s objectivity. The Compensation Committee of the Board shall annually review and make recommendations to the Board with respect to director compensation and benefits.
      2. Directors who are officers of the Company receive no additional pay for serving as Directors.
Director Access to Management and Independent Advisors
      1. The Board is expected to be highly interactive with the CEO and appropriate members of senior management. Directors are granted access to the name, location, and phone number of all employees of the Company.
      2. It is Board policy that members of senior management who are invited by the Board to be present at Board meetings be present at such meetings. The Board encourages such individuals to make presentations, or to include in discussions at Board meetings managers and other employees who can provide insight into the matters being discussed because of their functional expertise and/or personal involvement in such matters.
      3. Directors are authorized to consult with independent advisors, as is necessary and appropriate, without consulting management of the Company.
Director Orientation and Continuing Education
      1. The Board shall implement and maintain an orientation program for newly elected directors.
      2. Directors are required to continue educating themselves with respect to subject matters that will assist them in their duties as a director of the Company.
Management Succession and CEO Compensation
      1. The Board shall plan for succession to the position of CEO. In the event of emergency or in the event of the incapacity of the CEO, pending appointment of a successor by the Board, the Board has determined that the management of the Company shall be conducted by a group of certain members of senior management, reporting to the Chairman, as such group is constituted from time to time by the CEO in the reports of the CEO to the Board.
      2. The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the performance of the CEO in light of those goals and objectives. Based on such evaluation, the Compensation Committee sets the CEO’s compensation and reports the CEO’s compensation to the Board.
Annual Performance Evaluation of the Board
      1. The Board and its Committees will conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively.
      2. The Board will also review the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance and effectiveness of the Board and its committees.

APPENDIX B
By-Laws Provisions
Section 3.3 Nominations and Qualifications of Directors.
      (1) Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.
      (2) If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.
      (3) A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.
      (4) The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

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      (5) Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.
      (6) All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

B-2

ANNUAL MEETING OF SHAREHOLDERS OF

WESTCOAST HOSPITALITY CORPORATION

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☑
						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Ratification of appointment of BDO Seidman, LLP, as auditors for 2005	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Richard L. Barbieri ¡ Ryland P. “Skip” Davis ¡ Jon E. Eliassen	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal 1 and FOR Proposal 2.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
WESTCOAST HOSPITALITY CORPORATION
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Anupam Narayan, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all shares of Common Stock of WestCoast Hospitality Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of WestCoast Hospitality Corporation to be held on May 19, 2005, at 9:00 a.m. local time at the Red Lion River Inn, 700 N. Division, Spokane, Washington and at any adjournments thereof, on all matters, that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

COMMENTS:

14475